Exhibit 99(11)

Form of Opinion of Counsel

Goodwin Procter LLP

901 New York Avenue, NW

Washington, D.C. 20001

             , 2009

The Prudential Series Fund

Gateway Center Three

100 Mulberry Street

Newark, New Jersey  07102

Re:                               The Prudential Series Fund

                                                Registration Statement on Form N-14

                                                File Nos.                        and 811-03623

Ladies and Gentlemen:

As counsel to The Prudential Series Fund, a Delaware statutory trust (the “Trust”), we have been asked to render our opinion with respect to the issuance of shares of beneficial interest, no par value (the “Shares”), representing interests in High Yield Bond Portfolio, a series of the Trust, in connection with a Plan of Reorganization dated as of                      , 200   (the “Plan”), as more fully described in the prospectus and statement of additional information contained in the Trust’s Registration Statement on Form N-14 (the “Registration Statement”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinion expressed below.  We have relied, without independent verification, on a certificate of the Delaware Secretary of State and, as to matters of fact material to the opinion set forth below, on representations in the Plan and a certificate of an officer of the Trust.  We also have assumed that the Shares will be issued in accordance with the terms and conditions set forth in the Plan and that ownership of the Shares will be duly recorded in the books of the Trust.

The opinion expressed below is limited to the Delaware Statutory Trust Act, as amended, 12 Del. C. §§ 3801-3863.

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold, will be validly issued, fully paid and non-assessable by the Trust.

We hereby consent to the filing of this opinion as Exhibit 11 to the Registration Statement and to the references to our firm as legal counsel for the Trust in the Registration Statement.  This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

GOODWIN PROCTER LLP